UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
(Amendment No. 1)
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
November 23, 2005
Date of Report (Date of earliest event reported)
TFM, S.A. de C.V.
(Exact Name of Registrant as Specified in Its Charter)

Mexico (State or OtherJurisdiction of Incorporation)	333-08322 (Commission File Number)	N/A (IRS Employer Identification No.)
Av. Periférico Sur No. 4829, 4to Piso
Col. Parques del Pedregal
14010 México, D.F.
México
(Address of Principal Executive Offices)
+ (5255) 5447-5836
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.
This amendment on Form 8-K/A is being filed to amend the Current Report on Form 8-K filed on November 18, 2005 (the “November 18 Form 8-K”) by TFM, S.A. de C.V. (“TFM”) and Grupo Transportación Ferroviaria Mexicana, S.A. de C.V. (“Grupo TFM”), its direct parent company. The November 18 Form 8-K was filed jointly as a parent/wholly-owned subsidiary report.
The November 18 Form 8-K reported that José Francisco Cuevas Feliu had voluntarily resigned as the Chief Financial Officer of TFM and Grupo TFM, effective as of November 18, 2005, and further reported that in connection with Mr. Cuevas’ tender of his resignation and TFM’s acceptance of the resignation on November 18, 2005, on behalf of itself and its affiliates, Mr. Cuevas executed a confidentiality undertaking, an acknowledgement of receipt of payments made in accordance with Mexican labor law, and a release of any and all claims arising out of his employment with TFM and the termination of his employment with TFM.
TFM hereby amends the November 18 Form 8-K to indicate that such Form 8-K is filed by TFM only. A Current Report on Form 8-K is being filed separately by Grupo TFM.
Item 1.02      Termination of a Material Definitive Agreement.
The November 18 Form 8-K further reported that, in connection with the Mr. Cuevas’ resignation of his employment, his employment agreement with TFM, which was previously effective as of September 1, 2005, was terminated, effective as of November 18, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TFM, S.A. de C.V.
November 23, 2005	By:	/s/ Francisco Javier Rión
Francisco Javier Rión
Chief Executive Officer